UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 30, 2006

IFSA STRONGMAN, INC
(Exact name of registrant as specified in its charter)

Delaware	000-50754	20-0929024
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

28-32 Wellington Road, London, United Kingdom NW8 9SP
(Address of principal executive offices) (zip code)

44 20 7060 4372
(Registrant's telephone number, including area code)

Copies to:
Gregory Sichenzia, Esq.
Yoel Goldfeder, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.
Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 29, 2006, IFSA Strongman, Inc. (the “Company”) received loans in the aggregate principal amount of $153,000, including $50,000 from Christian Fennell, the Chief Operating Officer of the Company, $40,0000 from Jussi Laurimaa, the Chief Executive Officer of the Company, $8,000 from Jaime Alvarez, the Chief Financial Officer of the Company and the remaining $55,000 from two shareholders of the Company.

In connection with these loans the Company issued convertible promissory notes, which bear interest at 16% and mature September 29, 2007. In the event that principal or interest due under the terms of the notes are not paid when due, the notes are convertible at a conversion price equal to 10% of the average of the closing price of the Company’s common stock during the 10 trading days before, but not including, the conversion date.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of  Principal Officers.

Effective August 30, 2006, Douglas Edmunds resigned as a member of the Board of Directors of the Company, but he will remain as an employee.

Item 9.01 Financial Statements and Exhibits

Exhibit No.  Description

4.1   Form of 16% Convertible Promissory Note issued September 29, 2006

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IFSA STRONGMAN, INC.

Dated: October 5, 2006	By:	/s/ Jussi Laurimaa
Name: Jussi Laurimaa
Title: Chief Executive Officer